                                                                     EXHIBIT 4.9

                              CERTIFICATE OF TRUST

                                       OF

                               DTE ENERGY TRUST I


                  THIS CERTIFICATE OF TRUST OF DTE ENERGY TRUST I (the "Trust") is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. ss.3801, et seq.)(the "Act").

                  First. The name of the business trust being formed hereby is DTE Energy Trust I.

                  Second. The name and business address of the trustee of the Trust in the State of Delaware is The Bank of New York (Delaware), 700 White Clay Center, Route 273, Newark, Delaware 19711.

                  Third. This Certificate of Trust shall be effective as of its filing with the Secretary of State of the State of Delaware.

                  IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act as of the date first above written.



                                       The Bank of New York (Delaware),
                                           as Delaware trustee


                                       By:/s/ William T. Lewis
                                          ------------------------------
                                           Name: William T. Lewis
                                           Title: Senior Vice President


                                       The Bank of New York,
                                           as Property trustee


                                       By: /s/ Paul J. Schmalzel
                                          ------------------------------
                                           Name: Paul J. Schmalzel
                                           Title: Vice President